UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):      January 26, 2005

TRIPATH IMAGING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22885	56-1995728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Plantation Drive
Burlington, North Carolina 27215
(Address of Principal Executive Offices) (Zip Code)

(336) 222-9707
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Adoption of 2005 Bonus Plan

On January 26, 2005, the Compensation Committee of the Board of Directors of TriPath Imaging, Inc. (the “Company”) approved the terms of a bonus plan for fiscal year 2005 (the “2005 Bonus Plan”). All employees (other than employees who are covered by a sales compensation or commission-based plan) are eligible to participate in the 2005 Bonus Plan, including all of the Company’s executive officers.

Under the 2005 Bonus Plan, the payment of bonus compensation, if any, will be based on the achievement of objective corporate goals. The objective corporate performance goals for each participant will be based on the Company’s 2005 revenues, as well as quarterly and annual earnings per share. Bonuses will be payable in cash, options or a combination thereof.

Under the 2005 Bonus Plan, the potential payout of bonus compensation may range from 0% to a maximum of 100% of the bonus target. The bonus target for participants in the 2005 Bonus Plan will be based on a percentage of base salary dependent on the level of responsibility within the Company. The bonus target for each of the Company’s executive officers is set forth below.

Executive Officer	Bonus Target (% of Base Salary)

Paul R. Sohmer, M.D.	60%
President and Chief Executive Officer

Stephen P. Hall	40%
Senior Vice President, Chief Financial Officer

Ray W. Swanson, Jr.	50%
Senior Vice President of Commercial Operations

Johnny D. Powers, Ph.D.	50%
Senior Vice President and General Manager of
TriPath Oncology

Approval of Bonuses pursuant to the 2004 Bonus Plan

On January 29, 2004, the Compensation Committee approved the terms of a bonus plan for fiscal year 2004 (the “2004 Bonus Plan”). Under the 2004 Bonus Plan, the payment of bonus compensation was based on the achievement of corporate goals. The objective corporate performance goals for each participant were based on the Company’s 2004 revenues, as well as quarterly and annual earnings per share. On January 26, 2005, the Compensation Committee exercised its discretion to award bonus compensation under the 2004 Bonus Plan based on the Company’s exceeding the earning per share targets and corporate performance goals under the 2004 Bonus Plan, as well as the achievement of major accomplishments in 2004, including agreements with two large commercial laboratories, Ventana Medical Systems, Inc. and three regional healthcare providers in the United Kingdom, FDA submissions and an FDA approval, the presentation of results of in-house studies of cervical and breast molecular tests and the release of such tests for external studies. Notwithstanding the foregoing critical achievements, bonuses were held to 35% of targeted pay-outs because of annual revenue amounts. The bonuses paid to the Company’s executive officers pursuant to the 2004 Bonus Plan are set forth below, and were paid in form of cash and stock options (each with an exercise price of $8.38 per share).

Executive Officer	2004 Bonus Plan Payment
	Cash	Options
	(15% of Bonus Target)	(20% of Bonus Target)
Paul R. Sohmer, M.D.	$35,820	24,283
President and Chief Executive Officer

Stephen P. Hall	$13,230	8,969
Senior Vice President, Chief Financial Officer

Ray W. Swanson, Jr.	$19,656	13,325
Senior Vice President of Commercial Operations

Johnny D. Powers, Ph.D.	$15,000	10,169
Senior Vice President and General Manager of
TriPath Oncology

Fiscal Year 2005 Director Compensation

On January 26, 2005, the Compensation Committee approved a director compensation package for non-management directors who beneficially own less than 3% of the Company’s outstanding common stock, to be effective January 1, 2005. The chairs of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee will now receive an annual fee of $5,000, payable quarterly, for service as committee chair. These were previously non-compensated positions. There was no change in other fees payable to the Company’s directors. Non-management directors will receive $15,000 per year for service as a director, payable quarterly, plus a per board meeting fee of $2,500 and a per committee meeting fee of $1,000, plus reimbursement of reasonable expenses incurred in connection with attending or otherwise participating in meetings of the directors and committees of the board.

In addition, non-management directors who beneficially own less than 3% of the Company’s outstanding common stock receive compensation for their service on the board pursuant to the Company’s 1997 Director Stock Option Plan.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH IMAGING, INC.

Dated: February 1, 2005	By:	/s/ Stephen P. Hall

Stephen P. Hall Chief Financial Officer Principal Accounting Officer

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